UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

1.01 Entry into a Material Definitive Agreement

On December 17, 2018, our partially owned subsidiary Clyra Medical Technologies, Inc. (“Clyra”) and Scion Solutions, LLC (“Scion”) entered into a closing agreement (“Closing Agreement”) reflecting the satisfaction of the obligation to raise $1,000,000 “base capital” established under the Stock Purchase Agreement and Plan of Reorganization dated September 26, 2018 (“Purchase Agreement”) pursuant to which Clyra acquired the assets of Scion, in particular its stem cell based technology, the SkinDiscTM. With the satisfaction of the obligation to raise $1,000,000 in base capital, Clyra and Scion agreed that the 120-day obligation to raise the “base capital” had been met, and agreed to release to Scion one-half of the shares of Clyra common stock exchanged for the Scion assets. The remaining Clyra common shares remain subject to the Escrow Agreement dated September 26, 2018, subject to the following performance metrics, each vesting one-fifth of the remaining shares of common stock: (a) notification of FDA premarket clearance of certain orthopedics products, or recognition by Clyra Acquisition of $100,000 gross revenue; (b) the recognition by Clyra of $100,000 in aggregate gross revenue; (c) the granting of all or any part of the patent application for the Skin Disc product, or recognition by Clyra Acquisition of $500,000 in gross revenue; (d) recognition by Clyra Acquisition of $1,000,000 in aggregate gross revenue; and (e) recognition by Clyra Acquisition of $2,000,000 in gross revenue.

In addition, Clyra and Scion entered into the $1,250,000 promissory note called for by the Purchase Agreement, and agreed to issue payment to Scion of 25% of the offering proceeds within two business days. The promissory note accrues interest at the rate of 5%. Principal and interest due under the note are to be paid periodically at a rate of 25% of investment proceeds received. If the note is not paid off within 18 months after the date of issuance, it is automatically extended for additional 12-month periods until the note is repaid in full. Payments after the initial 18-month maturity date are required to be made as investment proceeds are received, at a rate of 25% of such proceeds, and 5% of Clyra’s gross revenues.

The foregoing descriptions of the Purchase Agreement, Promissory Note, Escrow Agreement, and Closing Agreement are qualified in their entirety by reference to the full text of such agreement, a copy of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

On December 19, 2018, BioLargo issued a press release. A copy of the press release is attached hereto as Exhibit 99.1. The information in this exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement and Plan of Reorganization dated September 26, 2018, regarding Clyra Medical Technologies, Inc.
10.2	Promissory note dated December 17, 2018, issued by Clyra Medical Technologies, Inc., to Scion Solutions, LLC.
10.3**	Escrow Agreement dated September 26, 2018
10.4	Closing Agreement between Clyra Medical Technologies, Inc., and Scion Solutions, LLC, dated December 17, 2018
99.1	Press release

*	Incorporated by reference herein from Form 8-K filed October 2, 2018, Exhibit 10.1

**	Incorporated by reference herein from Form 8-K filed October 2, 2018, Exhibit 10.3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2018	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer